Press Release

July 26, 2018	FOR IMMEDIATE RELEASE

CTS Announces Second Quarter 2018 Results
Continued sales growth and improved operational performance
Lisle, Ill. - CTS Corporation (NYSE: CTS) today announced second quarter 2018 results.

•	Sales were $118.0 million, up 11.7% year-over-year, with organic growth at 10.9%. Sales to transportation customers increased 7.5%, and sales of electronic components increased 19.3%.

•
Net earnings were $7.2 million or $0.21 per diluted share, down from $10.0 million or $0.30 per diluted share in the second quarter of 2017, impacted by currency changes and certain discrete tax items.

•	Adjusted EPS was $0.39 per diluted share, up from $0.28 in the second quarter of 2017.

•	Total Booked Business was $1.8 billion at the end of the second quarter of 2018, an increase of $38 million from the first quarter of 2018.
“We delivered another quarter of strong sales growth and improved operational performance,” said Kieran O’Sullivan, CEO of CTS Corporation. “Our sales to industrial, medical, and aerospace & defense customers grew by double digits, and we saw robust sales growth to our transportation customers. Our gross margins improved as we realized savings from our manufacturing transition. I am encouraged by our progress in the first half of the year.”
2018 Guidance
Management is increasing its full year guidance. 2018 sales are expected to be in the range of $450 to $465 million, up from $435 to $455 million. Adjusted earnings per diluted share for 2018 are expected to be in the range of $1.40 to $1.55, increased from $1.32 to $1.44.
Conference Call
As previously announced, the Company has scheduled a conference call at 11:00 a.m. (EDT) today to discuss the second quarter financial results. The dial-in number is 855-719-5007 (334-323-0517, if calling from outside the U.S.). The passcode is 628167. There will be a replay of the conference call from 2:00 p.m. (EDT) today through 2:00 p.m. (EDT) on Thursday, August 9, 2018. The telephone number for the replay is 866-375-1919 (719-457-0820, if calling from outside the U.S.). The replay passcode is 7032432. A live audio webcast of the conference call will be available and can be accessed directly from the Investors section of the website of CTS Corporation at www.ctscorp.com.

www.ctscorp.com

About CTS
CTS (NYSE: CTS) is a leading designer and manufacturer of products that Sense, Connect, and Move. The company manufactures sensors, actuators, and electronic components in North America, Europe, and Asia, and provides engineered products to customers in the aerospace/defense, industrial, medical, telecommunications/IT, and transportation markets.
For more information, visit www.ctscorp.com.
Safe Harbor
This document contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Forward-looking statements are based on management's expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements. Many of these, and other risks and uncertainties, are discussed in further detail in Item 1A. of CTS’ Annual Report on Form 10-K. We undertake no obligation to publicly update our forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.
Contact
Ashish Agrawal
Vice President and Chief Financial Officer
CTS Corporation
4925 Indiana Avenue
Lisle, IL 60532
USA
Telephone: +1 (630) 577-8800
E-mail: ashish.agrawal@ctscorp.com
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CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED
(In thousands of dollars, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017
Net sales	$118,021	$105,686	$231,551	$205,840
Cost of goods sold	76,208	69,892	151,305	135,822
Gross Margin	41,813	35,794	80,246	70,018
Selling, general and administrative expenses	19,621	15,808	36,993	31,056
Research and development expenses	6,476	6,049	12,983	12,052
Restructuring charges	1,172	729	2,367	1,507
Operating earnings	14,544	13,208	27,903	25,403
Other income (expense):
Interest expense	(571)	(752)	(1,112)	(1,436)
Interest income	472	298	954	551
Other (expense) income, net	(2,874)	1,170	(870)	1,631
Total other (expense) income	(2,973)	716	(1,028)	746
Earnings before income taxes	11,571	13,924	26,875	26,149
Income tax expense	4,362	3,958	8,118	7,699
Net earnings	$7,209	$9,966	$18,757	$18,450
Earnings per share:
Basic	$0.22	$0.30	$0.57	$0.56
Diluted	$0.21	$0.30	$0.56	$0.55

Basic weighted – average common shares outstanding:	33,051	32,890	33,014	32,846
Effect of dilutive securities	513	461	513	493
Diluted weighted – average common shares outstanding	33,564	33,351	33,527	33,339

Cash dividends declared per share	$0.04	$0.04	$0.08	$0.08

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CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of dollars)

	(Unaudited)
	June 30,	December 31,
	2018	2017
ASSETS
Current Assets
Cash and cash equivalents	$102,861	$113,572
Accounts receivable, net	75,597	70,584
Inventories, net	41,671	36,596
Other current assets	11,931	12,857
Total current assets	232,060	233,609
Property, plant and equipment, net	93,630	88,247
Other Assets
Prepaid pension asset	59,938	57,050
Goodwill	71,057	71,057
Other intangible assets, net	63,557	66,943
Deferred income taxes	20,188	20,694
Other	2,123	2,096
Total other assets	216,863	217,840
Total Assets	$542,553	$539,696
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$51,652	$49,201
Accrued payroll and benefits	9,689	11,867
Accrued liabilities	43,805	41,344
Total current liabilities	105,146	102,412
Long-term debt	57,000	76,300
Long-term pension obligations	6,998	7,201
Deferred income taxes	3,572	3,802
Other long-term obligations	6,077	6,176
Total Liabilities	178,793	195,891
Commitments and Contingencies
Shareholders’ Equity
Common stock	306,570	304,777
Additional contributed capital	40,034	41,084
Retained earnings	436,274	420,160
Accumulated other comprehensive loss	(75,862)	(78,960)
Total shareholders’ equity before treasury stock	707,016	687,061
Treasury stock	(343,256)	(343,256)
Total shareholders’ equity	363,760	343,805
Total Liabilities and Shareholders’ Equity	$542,553	$539,696

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CTS CORPORATION AND SUBSIDIARIES
OTHER SUPPLEMENTAL INFORMATION

Earnings Per Share

The following table reconciles GAAP diluted earnings per share to adjusted diluted earnings per share for the Company:

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
GAAP diluted earnings per share	$0.21	$0.30	$0.56	$0.55

Tax affected adjustments to reported diluted earnings per share:
Restructuring charges	0.03	0.01	0.06	0.03
Foreign currency loss (gain)	0.07	(0.03)	0.02	(0.04)
Transaction costs	—	0.01	—	0.01
Non-recurring costs of tax improvement initiatives	0.01	—	0.02	—
Non-recurring environmental charge	0.02	—	0.02	—
Discrete tax items	0.05	(0.01)	0.05	(0.01)
Adjusted diluted earnings per share	$0.39	$0.28	$0.73	$0.54

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Depreciation and amortization expense	$5,478	$4,965	$10,961	$9,673
Stock-based compensation expense	$1,263	$808	$2,186	$1,687

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Non-GAAP Financial Measures

Adjusted earnings per share is a non-GAAP financial measure. The most directly comparable GAAP financial measure is diluted earnings per share.

CTS adjusts for these items because they are discrete events, which have a significant impact on comparable GAAP financial measures and could distort an evaluation of our normal operating performance.

CTS uses an adjusted earnings per share measure to evaluate overall performance, establish plans and perform strategic analysis. Using this measure avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance. Because this measure is based on the exclusion or inclusion of specific items, they may not be comparable to measures used by other companies which have similar titles. CTS' management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies. CTS believes that this measure is useful to its management, investors and stakeholders in that it:

•	provides a meaningful measure of CTS' operating performance,

•	reflects the results used by management in making decisions about the business, and

•	helps review and project CTS' performance over time.

We recommend that investors consider both actual and adjusted measures in evaluating the performance of CTS with peer companies.

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